EXHIBIT X


                                              Effective Spring 1995,
                           except ARTICLE III(A)
        which became effective                                   January 1996.



                             IBM Board of Directors

                   Deferred Compensation and Equity Award Plan
                   -------------------------------------------


ARTICLE I.     Purpose
               -------

International Business Machines Corporation ("IBM"), has, pursuant to resolutions adopted on February 28, 1995, amended and restated the Deferred Compensation and Equity Award Plan (the "Plan") which was established by resolutions of the Board adopted on July 27, 1993 to amend, restate and combine the Deferred Compensation Plan ("DCP") and Restricted Equity Award Plan ("REAP") of the Board of Directors, to enable members of the Board of Directors (the "Board") who are not then IBM employees ("Outside Directors") to defer receipt of compensation for the services of Outside Directors to later years and to provide part of the compensation for the services of Outside Directors in a promise to deliver shares of IBM Capital Stock ("Shares").


ARTICLE II.    Maintenance of Records
               ----------------------

IBM shall maintain two bookkeeping accounts for each Outside Director, a Cash Account and a Promised Fee Shares Account, which shall be credited in accordance with the terms of this Plan and the elections of each Outside Director pursuant to this Plan.


ARTICLE III.   Payment and Deferral of Fees
               ----------------------------

     (a)  Payment in Deferred Shares; Amounts Accrued Under Retirement Plan
          -----------------------------------------------------------------

          Sixty percent of the annual retainer fees to be earned by each outside Director ("Fees") shall be payable in the form of a promise by IBM to deliver Shares ("Promised Fee Shares") pursuant to ARTICLE VI hereof. The Payment of such Promised Fee Shares shall be deferred until the Outside Director ceases to be a member of the Board.

          Notwithstanding anything herein to the contrary, the Promised Fee Shares included in the Promised Fee Shares Accounts of the Outside Directors pursuant to the resolutions adopted by the Board on January 30, 1996 with respect to the elimination of retirement payments to Outside Directors shall be payable solely in cash in accordance with the provisions of ARTICLE VI hereof. The payment of such Promised Fee Shares shall be deferred until the Outside Director ceases to be a member of the Board (in accordance with Rule 16a-1(c)(3)). Payment shall be made at that time only to those Outside Directors who have served five or more years as a Board member, subject to the discretion of the Board.

     (b)  Eligibility and Election
          ------------------------

          Any Outside Director may elect to defer receipt of all or any portion of the remainder of the Fees to be earned by such Outside Director by indicating such election to the Secretary of IBM on an Election Form supplied by the Secretary ("Deferral Election"). The Outside Director's election must specify (i) the portion of such Fees to be deferred, (ii) the "Deferral Period" (a minimum of one "Election Term"), (iii) the choice of deferral in cash or Promised Fee Shares, pursuant to ARTICLE VI hereof, and (iv) the time(s) of payment or delivery. Each Deferral Election is irrevocable with respect to the Fees payable for the Deferral Period to which it applies.

          "Deferral Period" shall mean, with respect to a Deferral Election, the period of Fee payments that are being deferred pursuant to such Deferral Election.

          "Election Term" shall mean the period beginning on the date an Outside Director is elected to the Board and ending on the date of the next succeeding Annual Meeting of IBM Stockholders.



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     (c)  Credit for Amounts Deferred
          ---------------------------

          (i) The Cash Account will be credited with the amount of Fees accrued during a Deferral Period and deferred as cash (such credit to be made when such Fees become payable), plus interest at an annual rate equal to the average of the first 26-week Treasury Bill issued in January and July of each year, computed from the date such Fees would have been paid had they not been deferred.

          (ii) The Promised Fee Shares Account will be credited with the number of Shares, including fractions, which could have been purchased had the amount of the Fees accrued during a Deferral Period and deferred as Promised Fee Shares been used to purchase Shares on the date such Fees would have been paid had they not been deferred, at a price equal to Fair Market Value on such date.

          (iii) "Fair Market Value" shall be the average of the high and low prices of Shares on the New York Stock Exchange on the date in question, provided that if no sales of Shares were made on said Exchange on that date, the average of the high and low prices reported for the preceding day on which sales of Shares were made on said Exchange.

          (iv)    Promised Fee Shares do not have voting rights.

     (d)  Advance Notice of Election
          --------------------------

          Any Deferral Election with respect to Fees to be earned during an Election Term shall be delivered to the Secretary of IBM:

                    (i) in the case of Fees deferred and to be recorded in the Cash Account, on or before the date 30 days prior to the first date of such Election Term or, with respect to a new Outside Director, before the first date of such Election Term; or

                    (ii) in the case of Fees deferred and to be recorded in the
               Promised Fee Shares Account, on or before the date six months prior to the first date of such Election Term or, with respect to a new Outside Director, before the first date of such Election Term.

               Each Outside Director that does not provide notice to the Secretary of a Deferral Election in accordance with the preceding sentence will be deemed to have elected to defer receipt of all Fees (other than Fees automatically deferred) in the form of Promised Fee Shares. The Deferral Period for such deemed election shall be the period beginning on the date an Outside Director is elected to the Board and ending on the date on which such Outside Director ceases to be a member of the Board.

     (e)  Duration of Election
          --------------------

          A Deferral Election may be made annually for the succeeding Election Term or, at the Outside Director's direction, shall continue from Election Term to Election Term unless a written request to modify or terminate that election for subsequent Election Terms is submitted to the Secretary of IBM on or before the date six months prior to the first date of the first such subsequent Election Term, provided that
                                                                 --------
          such six-month period may be reduced to 30 days if neither the Deferral Election being modified or terminated nor the modified Deferral Election provides for a deferral of Fees as Promised Fee Shares during such first Election Term.

     (f)  Financial Hardship
          ------------------

          In the event that an Outside Director incurs a severe financial hardship, the Outside Director's deferral schedule with respect to his or her Cash Account or Promised Fee Shares Account shall be revised by the Board (or an authorized Committee of the Board) to the extent reasonably necessary to eliminate the severe financial hardship. Such severe financial hardship must be caused by an accident, illness, or event beyond the control of the Outside Director.

     (g)  Conversion of DCP Elections
          ---------------------------

          Ongoing elections under the DCP to defer Fees as share units and/or cash shall be continued and converted to elections to defer Fees into a Promised Fee Shares Account and/or a Cash Account, respectively,




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          under the Plan, except to the extent the Outside Director elects prior to July 27, 1993 to change such an election to defer Fees into share units into an election to defer Fees into the Cash Account.

     (h)  Conversion of Pre-Amendment Elections
          -------------------------------------

          Ongoing elections under the Plan prior to amendment shall continue under the Plan as amended, except to the extent the Outside Director elects within 30 days after the effective date of the amendment to the Plan to change such an election by written notice to the Secretary, which election shall be effective with respect to all Fees payable following the date such election is made.


ARTICLE IV.  Dividends, Distributions and Adjustments
             ----------------------------------------

Whenever a cash dividend or any other distribution is paid with respect to Shares, the Promised Fee Shares Account of each Outside Director shall be credited with an additional number of Promised Fee Shares, equal to the number of Shares, including fractional Shares, that could have been purchased had such dividend or other distribution been paid on each Promised Fee Share in the Promised Fee Shares Account (on the record date for such dividend or distribution) and the amount of such dividend or value of such other distribution been used to acquire additional Shares at the Fair Market Value on the date such dividend or other distribution is paid. The value of any such other distribution on or related to Shares shall, at the option of the Board (or an authorized Committee of the Board), be either determined by the Board or independently established.

The number of Promised Fee Shares shall be fully adjusted upon the occurrence of any stock split, stock dividend, recapitalization, merger or similar event, and shall be appropriately adjusted for the value (determined in the manner provided above with respect to distributions) of any right, privilege or opportunity provided or offered by IBM to holders of Shares.




ARTICLE V.   Conversion of REAP and DCP Shares Account Balances; Conversion of
             -----------------------------------------------------------------
                   Promised Award Share Account Balances
                   -------------------------------------

The amount in the account of an Outside Director as of July 27, 1993 under the DCP in units equivalent to a number of Shares (including fractions of Shares) and payable in cash only ("units") shall be converted under the Plan as of July 27, 1993 to an amount in the same number of Shares (including fractions of Shares) credited to the Outside Director's Promised Fee Shares Account, unless the Outside Director elects prior to July 27, 1993 to convert the units as of July 27, 1993 into credits in the Cash Account.

The number of Shares in the escrow account of an Outside Director as of July 27, 1993 under the REAP shall be converted under the Plan as of July 27, 1993 to an equal number of Shares ("Promised Award Shares") credited to the Outside Director's Promised Award Shares Account.

The number of Promised Award Shares in the Promised Award Shares Account of an Outside Director as of the effective date of the amendment under the Plan prior to amendment as of such date, shall be converted under the Plan to an equal number of Promised Fee Shares credited to the Outside Director's Promised Fee Shares Account.

An Outside Director's cash account balance under the DCP as of July 27, 1993 will be converted to an equivalent balance under the Outside Director's Cash Account under the Plan as of July 23, 1993.


ARTICLE VI.  Delivery
             --------

Delivery of amounts from the Cash Account and Shares from the Promised Fee Shares Account will be made to an Outside Director in accordance with his or her applicable Deferral Elections or, if no election applies, promptly after the date on which the Outside Director ceases to be a member of the Board; provided,
                                                                       --------
that when an Outside Director terminates service on account of any act of
(i) fraud or intentional misrepresentation of (ii) embezzlement, misappropriation or conversion of assets or opportunities of IBM or any direct or indirect majority-owned subsidiary of IBM, Promised Award Shares converted to Promised Fee Shares and credited to such Outside Director's Promised Fee Shares Account in accordance with ARTICLE V (as such Shares may have been increased as





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a result of any dividend, distribution or adjustment in accordance with ARTICLE
IV) shall be forfeited.

In the event of an Outside Director's death, such Outside Director's estates or beneficiary, as appropriate, shall be paid the amount credited to his or her Cash Account and an amount equal to the Fair Market Value on the date of death of the Promised Fee Shares credited to his or her Promised Fee Shares Account.

Upon becoming entitled to receive Shares, an Outside Director may elect to receive in lieu thereof a cash payment. In the case of Shares to be delivered pursuant to a Deferral Election, the cash payment shall be equal to the Fair Market Value of the Shares on the delivery date specified in the Deferral Election. In the case of shares to be delivered promptly after the date on which a Director ceases to be a member of the Board, the cash payment shall be equal to the Fair Market Value of the Shares of the first day after such date. In any case when Shares are to be delivered, a cash payment will be so made in lieu of delivering a fractional share.


ARTICLE VII.   Source of Shares
               ----------------

45,000 Shares as of July 27, 1993, plus an additional 25,000 Shares as of May 1, 1994, and as of each May 1 thereafter, shall be reserved and authorized for delivery under the Plan from time to time. These Shares may be provided from newly-issued or repurchased Shares. If any change is made in the number of Shares outstanding or in the rights of such outstanding Shares (such as by stock split, stock dividend, combination or reclassification, recapitalization, merger or similar event), the Board (or an authorized Committee of the Board) may make such adjustments in the number of or rights relating to Shares authorized to be delivered pursuant to the Plan as the Board (or such Committee) determines is equitable to preserve the respective rights of the participants in the Plan. Shares forfeited under the Plan or settled in cash in lieu of delivery shall not reduce the number of Shares authorized under the Plan and shall not be deemed to have been delivered under the Plan; provided, that the number of Shares settled
                                    --------
in cash in lieu of delivery shall not exceed the cumulative number of Shares authorized for delivery under the Plan (without deduction for Shares delivered).


ARTICLE VIII.  Alienability
               ------------

No amount due or payable under the Plan or any interest in the Plan, shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy or like encumbrance. No such amount shall in any manner be liable for or subject to the debts or liability of any Outside Director. Prior to delivery of Shares by IBM pursuant to Article VI, no director shall have any right to transfer or assign any Shares, or any right to receive any Share, credited to him under this Plan. Any purported assignment shall be null and void.


ARTICLE IX.  Outside Director's Rights Unsecured
             -----------------------------------

The right of an Outside Director to receive any cash payment or Shares hereunder shall rank as an unsecured claim against IBM. Assets that may be set aside for IBM's convenience with respect to the Plan shall not in any way be held in trust for, or be subject to any prior claim by, an Outside Director or beneficiary.


ARTICLE X.   Effective Date
             --------------

The Plan became effective on July 27, 1993. The amendment of the Plan providing for the payment of one half of the Fees payable to each Outside Director in the form of Promised Fee Shares, as provided in Article III(a), shall apply commencing with the July 1995 Fee payment date. The amendment of the other provisions of the Plan shall become effective when the IBM Non-Employee Directors Stock Option Plan is authorized by the stockholders of IBM and shall apply to the next succeeding quarterly Fee payment.


ARTICLE XI.   Amendment and Termination
              -------------------------

The Board or any authorized Committee of the Board may at any time terminate, and may at any time and from time to time and in any respect amend, the Plan for any reason; provided that the Plan may not be amended more than once every six
            --------
months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, or the rules thereunder.